As filed with the Securities and Exchange Commission on September 30, 2019

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VistaGen Therapeutics, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	20-5093315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

VistaGen Therapeutics, Inc. 343 Allerton Avenue South San Francisco, California 94080 (650) 577-3600	Shawn K. Singh Chief Executive Officer VistaGen Therapeutics, Inc. 343 Allerton Avenue South San Francisco, California 94080 (650) 577-3600
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices),	(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to public)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Shawn K. Singh
Chief Executive Officer
VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94080
(650) 577-3600

Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group,
a Professional Corporation
655 West Broadway, Suite 870
San Diego, California 92101
Tel: (619) 272-7050
Fax: (619) 330-2101

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)
Common Stock, par value $0.001 per share	—	—	—	$—
Preferred Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total	$150,000,000		$150,000,000	$18,180.00

(1)
This registration statement covers the registration of such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock; such indeterminate number of warrants to purchase shares of common stock, shares of preferred stock and /or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. Any securities registered hereunder may be sold separately, together or as units with any other securities registered. Any unit sold hereunder will represent an interest in two or more other securities, which may or may not be separable from one another. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, and such indeterminate number of warrants, as may be issued upon the conversion of, or exchange for, preferred stock; upon the exercise of warrants; or pursuant to the customary anti-dilution provisions of any such securities (e.g., stock-splits, stock dividends and the like). Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions effected without the receipt of consideration which result in an increase in the number of our outstanding shares of common stock or preferred stock.

(2)
The common stock to be issued pursuant to this registration statement may include the issuance of up to 1,388,931 shares of common stock (the “Series A1 Warrant Shares”) issuable pursuant to the potential future exercise of currently outstanding Series A1 warrants (the “Series A1 Warrants”) with an exercise price of $1.82 per share and a term expiring on or about March 7, 2023, the date which is five years from the date of issuance. The Series A1 Warrants and the Series A1 Warrant Shares were previously registered on the registrant’s registration statement on Form S-3 (File No. 333-215671) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2017 and declared effective by the SEC on July 27, 2017. Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, the offering of the Series A1 Warrant Shares will be registered pursuant to this registration statement.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act. The proposed maximum aggregate offering price per class of security will be determined, from time to time, by the registrant in connection with, and at the time of, the issuance of the securities registered pursuant to this registration statement and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3. The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with, and at the time of, the issuance of the securities.

(4)
Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated based on the proposed maximum offering price of the securities being registered. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement covers a total of $82,220,224 of securities that were previously registered pursuant to the Prior Registration Statement, but which remain unsold as of the date hereof (the “Unsold Securities”). The Unsold Securities are being carried forward to and registered on this registration statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant previously paid a registration fee of $9,978.99. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. Accordingly, the Registrant is paying a registration fee of $8,201.01 with the filing of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 30, 2019

$150,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

From time to time, we may offer and sell, in one or more offerings, up to approximately $147.1 million of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including applicable anti-dilution provisions, if any. Any warrants sold hereunder may be exercisable for shares of our common stock, shares of our preferred stock and/or units. Any units sold hereunder will represent an interest in two or more other securities, which may or may not be separable from one another. The shares of our common stock that may become issuable from time to time upon the exercise of our Series A1 Warrants (as defined herein) are also being offered pursuant to this prospectus.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VTGN.” On September 27, 2019, the closing price of our common stock on the Nasdaq Capital Market was $1.14 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of September 30, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $54,677,141, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 42,385,381 shares of outstanding common stock held by non-affiliates, at a price per share of $1.29, the closing sale price of our common stock reported on the Nasdaq Capital Market on September 20, 2019.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the twelve (12) calendar months prior to and including the date of this prospectus, we have offered and sold $11.5 million of securities pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $6.7 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

Our business and investing in our securities involve significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 6 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2019

VISTAGEN THERAPEUTICS, INC.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered from time-to-time. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

 COMPANY OVERVIEW

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before buying our securities. You should read the following summary together with the more detailed information appearing in this prospectus, including the section titled “Risk Factors” on page 6, before deciding whether to purchase our securities.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “VistaGen,” “Company,” “we,” “us,” “our,” refer to VistaGen Therapeutics, Inc.

Overview

We are a clinical-stage biopharmaceutical company committed to developing differentiated new generation medications for central nervous system (CNS) diseases and disorders with high unmet need. Our product candidate portfolio includes three differentiated clinical-stage candidates, AV-101, PH10 and PH94B, which we are developing for multiple CNS indications. We aim to become a fully-integrated biopharmaceutical company that develops and commercializes innovative CNS therapies for large and growing mental health and neurology markets where current treatments are inadequate to meet the needs of millions of patients and caregivers worldwide.

AV-101 (4-Cl-KYN) belongs to a new generation of investigational medicines in neuropsychiatry and neurology known as NMDA (N-methyl-D-aspartate) glutamate receptor modulators. The NMDA receptor is a pivotal receptor in the brain and abnormal NMDA function is associated with multiple CNS diseases and disorders, including major depressive disorder (MDD), chronic neuropathic pain, epilepsy, levodopa-induced dyskinesia and many others. AV-101 is an oral prodrug of 7-Cl-KYNA which binds uniquely at the glycine site of the NMDA receptor. We are developing AV-101 initially for the treatment of MDD, a serious neurobiologically-based mood disorder the leading cause of disability globally, affecting approximately 16 million adults in the United States and nearly 300 million people worldwide according to the U.S. National Institutes of Health (NIH). AV-101 is currently in Phase 2 development in the U.S. as an add-on treatment (together with current FDA-approved antidepressants (SSRIs and SNRIs)) for adult patients with MDD who have an inadequate response to their current antideperssant. The FDA has granted Fast Track designation for development of AV-101 as an add-on, or adjunctive, treatment for MDD. We believe AV-101 has potential as a novel treatment for multile additional CNS indivcations, including as a non-opioid treatment for chronic neuropathic pain, for which the FDA has granted a second AV-101 Fast Track designation, as well as a novel oral therapy for levodopa-induced dyskinesia associated with Parkinson’s disease therapy and suicidal ideation.

Our second product candidate, PH10, is a novel, rapid-acting CNS neuroactive nasal spray administered in microgram doses. PH10 activates nasal chemosensory receptors that, in turn, engage neural circuits that lead to rapid antidepressant effects without psychological side effects, systemic exposure or safety concerns often associated with current antidepressants and ketamine-based therapy (intravenous ketamine or esketamine nasal spray). In an exploratory 30-patient Phase 2a clinical study, PH10 was well-tolerated and, at microgram doses, demonstrated rapid-onset antidepressant effects, as measured by the Hamilton Depression Rating Scale (HAM-D), without psychological side effects or safety concerns. Based on positive results from this exploratory Phase 2a study, we are planning Phase 2b clinical development of PH10 in 2020, initially as a new stand-alone treatment for MDD. With its exceptional safety profile during clinical development to date, PH10 also has potential to change the current paradigm for treatment of treatment-resistant depression (TRD) with ketamine-based therapy (intravenous ketamine or esketamine nasal spray, both of which must be administered in a clinical setting), by enabling those who respond to such therapy to transition to more convenient at-home administration of PH10 to maintain the therapeutic benefits of ketamine or esketamine.

Our third product candidate, PH94B, is also a novel, rapid-acting CNS neuroactive nasal spray administered in microgram doses. We are developing PH94B initially for treatment of social anxiety disorder (SAD), which affects over 19 million Americans and is the third most common psychiatric condition after depression and substance abuse according to the NIH. SAD is characterized by a persistent and unreasonable fear of one or more social or performance situations, where the individual fears that he or she will act in a way or show symptoms that will be embarrassing or humiliating, leading to avoidance of the situations when possible and anxiety or distress when they occur. These fears have a significant impact on the person's employment, social activities and overall quality of life. Only three drugs, all antidepressants, are approved by the U.S Food and Drug Administration (FDA) specifically for treatment of SAD. However, for treatment of both MDD and SAD, current oral antidepressants (ADs) have slow onset of effect (often several weeks to months) and significant side effects that may make them inadequate treatment alternatives for many individuals affected by MDD and SAD.

PH94B is fundamentally differentiated from all current treatments for SAD. PH94B activates nasal chemosensory receptors that, in turn, engage neural circuits that lead to rapid suppression of fear and anxiety, but without psychological side effects, systemic exposure, sedation or other safety concerns often associated with current antidepressants approved by the FDA for treatment of SAD, as well as benzodiazepines and beta blockers, which are not approved by the FDA to treat SAD but are often prescribed for treatment of SAD off-label. In a peer-reviewed, published double-blind, placebo-controlled Phase 2 clinical trial, PH94B neuroactive nasal spray was significantly more effective than placebo in reducing public-speaking and social interaction anxiety on laboratory challenges of individuals with SAD within 10 to 15 minutes of self-administration.  Based on its novel mechanism of pharmacological action, rapid-onset of therapeutic effects and exceptional safety and tolerability profile in Phase 2 clinical trials to date, we are preparing to begin pivotal Phase 3 development of PH94B neuroactive nasal spray to become the first FDA-approved on-demand treatment for SAD. Additional potential CNS indications for PH94B include, general anxiety disorder (GAD), peripartum anxiety, preoperative anxiety, panic disorder and post-tramautic stress disorder (PTSD).

In addition to our current CNS product candidates, we have pipeline-enabling programs through our wholly-owned subsidiary, VistaStem Therapeutics (VistaStem). VistaStem is focused on applying pluripotent stem cell (hPSC) technology to discover, rescue, develop and commercialize proprietary new chemical entities (NCEs) for CNS and other diseases and regenerative medicine (RM) involving hPSC-derived blood, cartilage, heart and liver cells. Our internal drug rescue programs are designed to utilize CardioSafe 3D, our customized cardiac bioassay system, to discover and develop small molecule NCEs for our CNS pipeline or for out-licensing. To advance potential RM applications of our cardiac stem cell technology, we have sublicensed to BlueRock Therapeutics LP, a next generation cell therapy and RM company recently acquired by Bayer AG (BlueRock Therapeutics), rights to certain proprietary technologies relating to the production of cardiac stem cells for the treatment of heart disease (the BlueRock Agreement). In a manner similar to the BlueRock Agreement, we may pursue additional collaborations or licensing transactions involving blood, cartilage, and/or liver cells derived from hPSCs for cell-based therapy, cell repair therapy, RM and/or tissue engineering.

Securities Offerings under Prior Registration Statement

On August 31, 2017, we entered into an underwriting agreement with Oppenheimer & Co. Inc., relating to the issuance and sale (the “September 2017 Public Offering”) of 1,371,430 shares of our common stock and warrants to purchase an aggregate total of 1,892,572 shares of our common stock, consisting of Series A1 Warrants to purchase up to 1,388,931 shares of common stock and Series A2 Warrant to purchase up to 503,641 shares of common stock (the Series A1 Warrants and Series A2 Warrants are collectively referred herein as the “Warrants”). Each share of common stock was sold together with 1.0128 Series A1 Warrants, each whole Series A1 Warrant to purchase one share of common stock, and 0.3672 of a Series A2 Warrant, each whole Series A2 Warrant to purchase one share of common stock, at a public offering price of $1.75 per share and related Warrants.

Each Series A1 Warrant became exercisable six months from the date of issuance, while the Series A2 Warrants were immediately exercisable. Both Warrants have an exercise price of $1.82 per whole share, and expire five years from the date first exercisable. In December 2017 and January 2018, all of the Series A2 Warrants were exercised at the reset exercise price resulting from a subsequent public offering of shares of our common stock and warrants completed in December 2017, from which we received nominal cash proceeds. As of the date of this prospectus, all Series A1 Warrants offered and sold in the September 2017 Public Offering remain outstanding.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” on page 6 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered by this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to our Common Stock and our Series A1 Warrants

The price of our common stock might fluctuate significantly, which could reduce the value of our Series A1 Warrants.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “VTGN.” Our stock price has been and could continue to be subject to wide fluctuations in response to a variety of factors, including the following:

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plans for, progress of or results from nonclinical and clinical development activities related to our product candidates;

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the failure of the FDA or other regulatory authority to approve our product candidates;

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announcements of new products, technologies, commercial relationships, acquisitions or other events by us or our competitors;

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the success or failure of other CNS therapies;

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regulatory or legal developments in the U.S. and other countries;

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announcements regarding our intellectual property portfolio;

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failure of our product candidates, if approved, to achieve commercial success;

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fluctuations in stock market prices and trading volumes of similar companies;

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general market conditions and overall fluctuations in U.S. equity markets;

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variations in our quarterly operating results;

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changes in our financial guidance or securities analysts’ estimates of our financial performance;

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changes in accounting principles;

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our ability to raise additional capital and the terms on which we can raise it;

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sales or purchases of large blocks of our common stock, including sales or purchases by our executive officers, directors and significant stockholders;

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establishment of short positions by holders or non-holders of our stock or warrants;

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additions or departures of key personnel;

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discussion of us or our stock price by the press and by online investor communities; and

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other risks and uncertainties described in these risk factors, and the risk factors incorporated by reference into this prospectus.

These and other factors might cause the market price of our common stock to fluctuate substantially, which may negatively affect the liquidity of our common stock. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies across many industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce the market price of our common stock and the value of the Series A1 Warrants.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results and financial condition.

There is no public market for our Series A1 Warrants and the liquidity of our Series A1 Warrants may be limited.

There is no established public trading market for our Series A1 Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of our Series A1 Warrants on any national securities exchange or other trading market. Without an active market, we expect the liquidity of our Series A1 Warrants will be limited, which may negatively impact the value of our Series A1 Warrants.

Holders of our Series A1 Warrants will generally not have rights as a common stockholder until such holders exercise their Series A1 Warrants and acquire our common stock.

Except as set forth in our Series A1 Warrants, holders of our Series A1 Warrants will generally not have rights with respect to the Series A1 Warrant Shares underlying the Series A1 Warrants. Upon exercise of the Series A1 Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Due to the speculative nature of our Series A1 Warrants, there is no guarantee that it will ever be profitable for holders of our Series A1 Warrants to exercise their Series A1 Warrants.

Holders of Series A1 Warrants may exercise their right to acquire the Series A Warrant Shares by paying an exercise price of $1.82 per share prior to their expiration on or about March 7, 2023, after which date any unexercised Series A1 Warrants will expire and have no further value. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Series A1 Warrants, and, consequently, whether it will ever be profitable for holders to exercise their Series A1 Warrants.

Significant holders or beneficial holders of our common stock may not be permitted to exercise Series A1 Warrants that they hold.

The terms of the Series A1 Warrants prohibit holders from exercising their Series A1 Warrants if doing so would result in such holders (together with such holders’ affiliates) beneficially owning more than 4.99% (which threshold may be decreased or increased, but not above 9.99%, at the election of the holders upon prior written notice to us) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A1 Warrants. As a result, holders of the Series A1 Warrants may not be able to exercise our Series A1 Warrants for Series A1 Warrant Shares at a time when it would be financially beneficial for them to do so.

We have broad discretion to determine how any funds received in connection with any offering will be used, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds received from any offering pursuant to this registration statement, including upon the exercise of the Series A1 Warrants, and we could spend the proceeds in ways in which our investors do not agree or that do not yield a favorable return. If we do not invest or apply the proceeds of any offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause the market price of our common stock and the value of our Series A1 Warrants to decline.

We do not intend to pay cash dividends.

We have never declared or paid cash dividends on our common stock or other securities. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Accordingly, investors may have to sell some or all of their shares of our common stock in order to generate cash flow from their investment. Investors may not receive a gain on their investment when they sell their shares of our common stock and may lose the entire amount of their investment.

Corporate Information

VistaGen Therapeutics, Inc., a Nevada corporation, is the parent of VistaGen Therapeutics, Inc. (dba VistaStem Therapeutics, Inc.), a wholly owned California corporation founded in 1998. Our principal executive offices are located at 343 Allerton Avenue, South San Francisco, California 94080, and our telephone number is (650) 577-3600. Our website address is www.vistagen.com. The information contained on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” on page 6 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, our Quarterly Report on Form 10-Q for the period ended June 30, 2019 and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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the availability of capital to satisfy our working capital requirements and clinical and nonclinical development objectives;

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the accuracy of our estimates regarding expenses, future revenues and capital requirements;

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our plans to develop and commercialize our product candidates, including, among other things, AV-101, initially as an add-on treatment for MDD, and subsequently as a treatment for additional diseases and disorders involving the CNS, PH94B, initially, as a treatment for SAD and PH10, initially, as a stand-alone treatment for MDD;

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our ability to initiate and complete necessary preclinical and clinical trials, to advance our product candidates into additional preclinical and clinical trials, including pivotal clinical trials, to successfully complete any such preclinical and clinical trials, and for those trials to generate positive results;

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economic, regulatory and political developments in the U.S. and foreign countries;

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the performance of the Department of Veterans Affairs (VA), Baylor University, our third-party contract manufacturer(s) (CMOs), contract research organizations (CROs) and other third-party preclinical and clinical drug development collaborators and regulatory service providers;

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our ability to obtain and maintain intellectual property (IP) protection for our core assets, including our product candidates;

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the size of the potential markets for our product candidates and our ability to enter and serve those markets;

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the rate and degree of market acceptance of our product candidates for any indication once approved;

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the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing in the markets we seek to enter on our own or with collaborators;

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the loss of key scientific, clinical or nonclinical development, regulatory, and/or management personnel, internally or from one or more of our third-party collaborators; and

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other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” sections in this prospectus and the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for research and development expenses associated with continuing development of AV-101, PH10, PH94B, potential drug rescue candidates, and for other working capital and capital expenditures. We may use a portion of the net proceeds to fund production of, and nonclinical and clinical studies related to Phase 2 and Phase 3 development of, AV-101, PH10 and PH94B and our other drug candidates. We may also use the net proceeds from the sale of the securities under this prospectus to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so.

Pending other uses, we intend to invest our proceeds from the offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds

DESCRIPTION OF OUR CAPITAL STOCK

General

Our authorized capital stock consists of 175.0 million shares of common stock, $0.001 par value per share (“Common Stock”), and 10.0 million shares of preferred stock, $0.001 par value per share (“Preferred Stock”). The following is a description of our common stock and certain provisions of our Restated Articles of Incorporation (“Articles”), and our amended and restated bylaws (“Bylaws”), and certain provisions of Nevada law.

As of September 30, 2019, there were issued and outstanding, or reserved for issuance:

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42,622,965 shares of common stock held by approximately 6,000 stockholders of record;

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750,000 shares of common stock reserved for issuance upon conversion of 500,000 shares our Series A Preferred held by one institutional investor and one accredited individual investor;

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1,160,240 shares of common stock reserved for issuance upon conversion of 1,160,240 shares of our Series B Preferred held by two institutional investors;

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2,318,012 shares of common stock reserved for issuance upon conversion of 2,318,012 shares of our Series C Preferred held by one institutional investor;

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21,242,954 shares of common stock that have been reserved for issuance upon exercise of outstanding warrants, with a weighted average exercise price of $2.43 per share;

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7,844,838 shares of common stock reserved for issuance upon exercise of outstanding stock options under our Amended and Restated 2016 Stock Incentive Plan, with a weighted average exercise price of $1.76 per share;

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170,000 shares of common stock reserved for issuance upon exercise of outstanding stock options under our 2019 Omnibus Equity Incentive Plan, with a weighted average exercise price of $1.00 per share, and

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8,718,412 shares of common stock reserved for future issuance in connection with future grants under our 2019 Omnibus Equity Incentive Plan.

We may elect or be required to amend our Articles to increase the number of shares of common stock authorized for issuance prior to completing sales of shares of our common stock, or securities convertible and/or exchangeable into shares of our common stock described in this prospectus.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Articles and our Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Except as otherwise expressly provided in our Articles, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of common stock are fully paid and nonassessable.

Voting Rights

Each holder of our common stock is entitled to cast one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for election of directors is not allowed under our Articles, which means that a plurality of the shares voted can elect all of the directors then outstanding for election. Except as otherwise provided under Nevada law or our Articles, and Bylaws, on matters other than election of directors, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available, if our board of directors, in its discretion, determines to issue dividend, and only at the times and in the amounts that our board of directors may determine. Our board of directors is not obligated to declare a dividend. We have not paid any dividends in the past and we do not intend to pay dividends in the foreseeable future.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share equally, identically and ratably in all assets remaining, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

No Preemptive or Similar Rights

Our common stock is not subject to conversion, redemption, sinking fund or similar provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., Jersey City, New Jersey.

September 2017 Public Offering and Series A1 Warrant Shares

On August 31, 2017, we entered into an underwriting agreement with Oppenheimer & Co. Inc., relating to the issuance and sale (the “September 2017 Public Offering”) of 1,371,430 shares of our common stock and warrants to purchase an aggregate total of 1,892,572 shares of our common stock, consisting of Series A1 Warrants to purchase up to 1,388,931 shares of common stock and Series A2 Warrant to purchase up to 503,641 shares of common stock (the Series A1 Warrants and Series A2 Warrants are collectively referred herein as the “Warrants”). Each share of common stock was sold together with 1.0128 Series A1 Warrants, each whole Series A1 Warrant to purchase one share of common stock, and 0.3672 of a Series A2 Warrant, each whole Series A2 Warrant to purchase one share of common stock, at a public offering price of $1.75 per share and related Warrants.

Each Series A1 Warrant became exercisable six months from the date of issuance, while the Series A2 Warrants were immediately exercisable. Both Warrants have an exercise price of $1.82 per whole share, and expire five years from the date first exercisable. In December 2017 and January 2018, all of the Series A2 Warrants were exercised at the reset exercise price resulting from a subsequent public offering of shares of our common stock and warrants completed in December 2017, from which we received nominal cash proceeds. As of the date of this prospectus, all Series A1 Warrants offered and sold in the September 2017 Public Offering remain outstanding.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Articles and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

We are authorized, subject to limitations prescribed by Nevada law, to issue up to 10.0 million shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Outstanding Series of Preferred Stock

Currently, there are three series of our preferred stock outstanding- Series A Convertible Preferred Stock, Series B 10% Convertible Preferred Stock, and Series C Convertible Preferred Stock. The rights and preferences associated with each series are summarized below.

Series A Preferred

General

In December 2011, our Board authorized the creation of a series of up to 500,000 shares of Series A Preferred, par value $0.001 (Series A Preferred).  Each restricted share of Series A Preferred is currently convertible at the option of the holder into one and one-half restricted shares of our common stock.  The Series A Preferred ranks prior to the common stock for purposes of liquidation preference.

Conversion and Rank

At September 30, 2019, there were 500,000 shares of Series A Preferred outstanding, which shares are currently subject to beneficial ownership blockers and are exchangeable at the option of the holders into an aggregate of 750,000 shares of our common stock. The Series A Preferred ranks prior to our common stock for purposes of liquidation preference.

Conversion Restriction

At no time may a holder of shares of Series A Preferred convert shares of the Series A Preferred if the number of shares of common stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the common stock outstanding at such time; provided, however, that this limitation may be waived upon sixty-one (61) days’ notice to us.

Dividend Rights

The Series A Preferred has no separate dividend rights. However, whenever the board of directors declares a dividend on the common stock, each holder of record of a share of Series A Preferred, or any fraction of a share of Series A Preferred, on the date set by the board of directors to determine the owners of the common stock of record entitled to receive such dividend (Record Date) shall be entitled to receive out of any assets at the time legally available therefor, an amount equal to such dividend declared on one share of common stock multiplied by the number of shares of common stock into which such share, or such fraction of a share, of Series A Preferred could be exchanged on the Record Date.

Voting Rights

The Series A Preferred has no voting rights, except with respect to transactions upon which the Series A Preferred shall be entitled to vote separately as a class. The common stock into which the Series A Preferred is exchangeable shall, upon issuance, have all of the same voting rights as other issued and outstanding shares of our common stock.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our affairs, after payment or provision for payment of our debts and other liabilities, the holders of Series A Preferred then outstanding shall be entitled to receive, out of our assets, if any, an amount per share of Series A Preferred calculated by taking the total amount available for distribution to holders of all of our outstanding common stock before deduction of any preference payments for the Series A Preferred, divided by the total of (x), all of the then outstanding shares of our common stock, plus (y) all of the shares of our common stock into which all of the outstanding shares of the Series A Preferred can be exchanged before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock.

Series B Preferred

General

In July 2014, our Board authorized the creation of a class of Series B Preferred Stock, par value $0.001 (Series B Preferred). In May 2015, we filed a Certificate of Designation of the Relative Rights and Preferences of the Series B 10% Preferred Stock of VistaGen Therapeutics, Inc. (Certificate of Designation) with the Nevada Secretary of State to designate 4.0 million shares of our authorized preferred stock as Series B Preferred.

Conversion

Each share of Series B Preferred is convertible, at the option of the holder (Voluntary Conversion), into one (1) share of the Company’s common stock. All outstanding shares of Series B Preferred are also automatically convertible into common stock (Automatic Conversion) upon the closing or effective date of any of the following transactions or events: (i) a strategic transaction involving AV-101 with an initial up front cash payment to the Company of at least $10.0 million; (ii) a registered public offering of Common Stock with aggregate gross proceeds to the Company of at least $10.0 million; or (iii) for 20 consecutive trading days the Company’s Common Stock trades at least 20,000 shares per day with a daily closing price of at least $12.00 per share; provided, however, that Automatic Conversion and Voluntary Conversion are subject to certain beneficial ownership blockers set forth in Section 6 of the Certificate of Designation.

Following the completion of our $10.9 million underwritten public offering of our common stock in May 2016, which public offering occurred concurrently with and facilitated our listing on the Nasdaq Capital Market, approximately 2.4 million shares of Series B Preferred were converted automatically into approximately 2.4 million shares of our common stock pursuant to the Automatic Conversion provision. At September 30, 2019, there were 1,160,240 shares of Series B Preferred outstanding, which shares are currently subject to beneficial ownership blockers and are exchangeable at the option of the respective holders by Voluntary Conversion, or pursuant to Automatic Conversion to the extent not otherwise subject to beneficial ownership blockers, into an aggregate of 1,160,240 shares of our common stock.

Conversion Restriction

At no time may a holder of shares of Series B Preferred convert shares of the Series B Preferred, either by Voluntary Conversion or Automatic Conversion, if the number of shares of common stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the common stock outstanding at such time; provided, however, that this limitation may be waived upon sixty-one (61) days’ notice to us.

Rank

The Series B Preferred ranks prior to our common stock, and pari passu with the Series A Preferred for purposes of liquidation preference.

Dividend Rights

Prior to either a Voluntary Conversion or Automatic Conversion, shares of Series B Preferred will accrue dividends, payable only in unregistered common stock, at a rate of 10% per annum (the Accrued Dividend). The Accrued Dividend will be payable on the date of either a Voluntary Conversion or Automatic Conversion solely in that number of shares of Common Stock equal to the Accrued Dividend.

Voting Rights

The Series B Preferred has no voting rights, except with respect to transactions upon which the Series B Preferred shall be entitled to vote separately as a class. The common stock into which the Series B Preferred shall be exchangeable shall, upon issuance, have all of the same voting rights as other issued and outstanding shares of our common stock.

Liquidation Rights

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series B Preferred are entitled to receive out of the Company’s assets, whether capital or surplus, an amount equal to the stated value of the Series B Preferred ($7.00 per share), plus any accrued and unpaid dividends thereon, before any distribution or payment shall be made to the holders of any junior securities, including holders of our common stock. If the assets of the Company are insufficient to pay, in full, such amounts, then the entire assets to be distributed to the holders of the Series B Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Series C Preferred

General

In January 2016, our Board authorized the creation of and, accordingly, we filed a Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of VistaGen Therapeutics, Inc. (the Series C Preferred Certificate of Designation) with the Nevada Secretary of State to designate 3.0 million shares of our preferred stock, par value $0.001 per share, as Series C Convertible Preferred Stock (Series C Preferred).

Conversion and Rank

At September 30, 2019, there were 2,318,012 shares of Series C Preferred outstanding, which shares of Series C Preferred are currently subject to beneficial ownership blockers and are exchangeable at the option of the holder into 2,318,012 shares of our common stock. The Series C Preferred ranks prior to our common stock for purposes of liquidation preference, and pari passu with the Series A Preferred and Series B Preferred.

Conversion Restriction

At no time may a holder of shares of Series C Preferred convert shares of the Series C Preferred if the number of shares of common stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of all of the common stock outstanding at such time; provided, however, that this limitation may be waived upon sixty-one (61) days’ notice to us.

Dividend Rights

The Series C Preferred has no separate dividend rights. However, whenever the board of directors declares a dividend on the common stock, each holder of record of a share of Series C Preferred, or any fraction of a share of Series C Preferred, on the date set by the board of directors to determine the owners of the common stock of record entitled to receive such dividend (Record Date) shall be entitled to receive out of any assets at the time legally available therefor, an amount equal to such dividend declared on one share of common stock multiplied by the number of shares of common stock into which such share, or such fraction of a share, of Series C Preferred could be exchanged on the Record Date.

Voting Rights

The Series C Preferred has no voting rights, except with respect to transactions upon which the Series C Preferred shall be entitled to vote separately as a class. The common stock into which the Series C Preferred is exchangeable shall, upon issuance, have all of the same voting rights as other issued and outstanding shares of our common stock.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our affairs, after payment or provision for payment of our debts and other liabilities, the holders of Series C Preferred then outstanding shall be entitled to receive, out of our assets, if any, an amount per share of Series C Preferred calculated by taking the total amount available for distribution to holders of all of our outstanding common stock before deduction of any preference payments for the Series C Preferred, divided by the total of (x), all of the then outstanding shares of our common stock, plus (y) all of the shares of our common stock into which all of the outstanding shares of the Series C Preferred can be exchanged before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock.

Shares of Preferred Stock Issuable Pursuant to this Prospectus

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

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the title and stated value;

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the number of shares authorized;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date, and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we may issue the warrants under a warrant agreement, which, if applicable, we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

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the offering price and the aggregate number of warrants offered;

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the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

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the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

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the date on and after which the holder of the warrants can transfer them separately from the related common stock;

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the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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federal income tax consequences of holding or exercising the warrants; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

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delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

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properly completing and signing the reverse side of the warrant certificate representing the warrants; and

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delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock or a preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

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issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

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pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

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issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrant, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock and preferred stock warrants may have additional rights under the following circumstances:

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certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

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certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive, upon exercise of their warrants, the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Series A1 Warrants

As described above, we have issued Series A1 Warrants to purchase up to 1,388,931 shares of our common stock at an exercise price of $1.82 per share, which warrants expire on or about March 7, 2023. The Series A1 Warrants Shares that may become issuable from time to time upon the exercise of the Series A1 Warrants are being offered pursuant to this prospectus. Form more information, see “Decription of Warrants – Registration of Series A1 Warrants and Series A1 Warrant Shares” below.

Duration and Exercise Price: The Series A1 Warrants are exercisable for a five-year period commencing on or about March 7, 2018, and have an exercise price of $1.82 per share.

Exercisability: Each of Series A1 Warrant may be exercised, in whole or in part, by delivering to the Company a written notice of election to exercise the applicable Series A1 Warrant and delivering to the Company cash payment of the exercise price, if applicable. The exercise price and the number of shares of our common stock issuable upon exercise of the Series A1 Warrants is subject to adjustment in the event of certain subdivisions and combinations, including by any stock split or reverse stock split, stock dividend, recapitalization or otherwise.

Cashless Exercise: If, at any time during the term of the Series A1 Warrants, the issuance or resale of shares of our common stock upon exercise of the Series A1 Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Series A1 Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series A1 Warrants. Shares issued pursuant to a cashless exercise would be deemed to have been issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and the shares of common stock issued upon such cashless exercise would take on the characteristics of the Series A1 Warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the Series A1 Warrants.

Adjustment Provisions: The exercise price and the number and type of securities purchasable upon exercise of the Series A1 Warrants are subject to adjustment upon certain corporate events, including certain subdivisions, combinations and similar events  If we declare any dividend or distribution of assets (including cash, stock or other securities, evidence of indebtedness, purchase rights or other property), each holder of a Series A1 Warrant will be entitled to participate in such distribution to the same extent that the holder would have participated had the applicable Series A1 Warrant been exercised immediately before the record date for the distribution.

Transferability: Subject to applicable laws, the Series A1 Warrants may be offered for sale, sold, transferred or assigned without our consent. However, as of the date of this prospectus there is no established trading market for the Series A1 Warrants and it is not expected that a trading market for the Series A1 Warrants will develop in the future. Without an active trading market, the liquidity of the Series A1 Warrants will be limited.

Listing: We have not and will not apply to list the Series A1 Warrants on Nasdaq Capital Market. We do not intend to list the Series A1 Warrants on any securities exchange or other quotation system. Without an active market, the liquidity of the Series A1 Warrants will be limited.

Rights as a stockholder: Except as set forth in the Series A1 Warrants or by virtue of such holders’ ownership of shares of our common stock, the holders of the Series A1 Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the Series A1 Warrants.

Limitations on Exercise: The exercise of the Series A1 Warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined in accordance with the terms of the Series A1 Warrants) more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock immediately after giving effect to the exercise.

Fundamental Transactions: In the event of certain fundamental transactions, as described in the Series A1 Warrants and generally including any merger or consolidation with or into another entity, the holders of the Series A1 Warrants shall thereafter have the right to exercise the applicable Series A1 Warrant for the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of shares of common stock issuable upon exercise in full of the Series A1 Warrant. In the event of a Change of Control (as defined in the Series A1 Warrants) (other than a Change of Control which was not approved by the Board of Directors, as to which this right shall not apply), at the request of the holder delivered before the 30th day after such Change of Control, a holder of a Series A1 Warrant will have the right to require us or any successor entity to purchase the holder’s Series A1 Warrant for the Black-Scholes Value of the remaining unexercised portion of the Series A1 Warrant on the effective date of such Change of Control (determined in accordance with a formula specified in the Series A1 Warrants), payable in cash; provided, that if the applicable Change of Control was not approved by our Board of Directors, such amount shall be payable, at our option in either (x) shares of our common stock or the consideration receivable by holders of common stock in the Change of Control transaction, as applicable, valued at the value of the consideration received by the shareholders in such Change of Control, or (y) cash.

Dividends and Other Distributions: If we declare or make any dividend or other distribution of our assets to holders of shares of our common stock (including any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets), then, subject to certain limitation on exercise described in the Series A1 Warrants, each holder of a Series A1 Warrant shall receive the distributed assets that such holder would have been entitled to receive in the distribution had the holder exercised the Series A1 Warrant immediately prior to the record date for the distribution.

Registration of Series A1 Warrants and Series A1 Warrant Shares. The Series A1 Warrants and the Series A1 Warrant Shares were previously registered pursuant to the Prior Registration Statement and a prospectus supplement filed with the SEC on August 31, 2017 pursuant to Rule 424(b)(5) under the Securities Act. Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, the offering of the Series A1 Warrant Shares will be registered pursuant to this registration statement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of our preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●
the terms of the units and of any of the shares of common stock, shares of preferred stock, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●
a description of the terms of any unit agreement governing the units;

●
if appropriate, a discussion of material U.S. federal income tax considerations; and

●
a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF NEVADA LAW AND
OUR ARTICLES OF INCORPORATION AND BYLAWS

Transactions with Interested Persons

Under the Nevada Revised Statutes (the NRS) a transaction with the Company (i) in which a Company director or officer has a direct or indirect interest, or (ii) involving another corporation, firm or association in which one or more of the Company’s directors or officers are directors or officers of the corporation, firm or association or have a financial interest in the corporation firm or association, is not void or voidable solely because of the director’s or officer’s interest or common role in the transaction if any one of the following circumstances exists:

●
the fact of the common directorship, office or financial interest is known to the board of directors or a committee of the board of directors and a majority of disinterested directors on the board of directors (or on the committee) authorized, approved or ratified the transaction;

●
the fact of the common directorship, office or financial interest is known to the stockholders and disinterested stockholders holding a majority of the shares held by disinterested stockholders authorized, approved or ratified the transaction;

●
the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought to the board of directors for action; or

●
the transaction was fair to the Company at the time it is authorized or approved.

Control Share Acquisition Provisions

Nevada law precludes an acquirer of the shares of a Nevada corporation who crosses one of three ownership thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to those shares unless the disinterested holders of a majority of the shares of the Company held by disinterested stockholders vote to accord voting power to those shares.

Combinations with Interested Stockholders

Under the NRS, except under certain circumstances, a corporation is not permitted to engage in a business combination with any “interested stockholder” for a period of two years following the date such stockholder became an interested stockholder.  An “interested stockholder” is a person or entity who owns 10% or more of the outstanding shares of voting stock.  Nevada permits a corporation to opt out of the application of these business combination provisions by so providing in the articles of incorporation or bylaws.  The Company’s Bylaws contain a provision opting out of the application of these business combination provisions.

 PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●
the name or names of any underwriters or agents, if applicable;

●
the purchase price of the securities and the proceeds we will receive from the sale;

●
any over-allotment options under which underwriters may purchase additional securities from us;

●
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●
any public offering price;

●
any discounts or concessions allowed or reallowed or paid to dealers; and

●
any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●
on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●
to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

OUM & Co. LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus. The report for VistaGen Therapeutics, Inc. includes an explanatory paragraph about the existence of substantial doubt concerning its ability to continue as a going concern. Our financial statements are incorporated by reference in reliance on OUM & Co. LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●
our Annual Report on Form 10-K for the year ended March 31, 2019, filed on June 25, 2019;

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our Quarterly Report on Form 10-Q for the year ended June 30, 2019, filed on August 13, 2019;

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our Current Report on Form 8-K, filed on April 4, 2019;

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our Current Report on Form 8-K, filed on May 2, 2019;

●
our Current Report on Form 8-K, filed on June 21, 2019;

●
our Current Report on Form 8-K, filed on July 23, 2019;

●
our Current Report on Form 8-K, filed on August 16, 2019;

●
our Current Report on Form 8-K, filed on August 23, 2019;

●
our Current Report on Form 8-K, filed on September 6, 2019;

●
our Current Report on Form 8-K, filed on September 25, 2019; and

●
The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on May 3, 2016, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94080
(650) 577-3600

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS

$150,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

                      , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC and FINRA registration fees.

Amount
SEC registration fee	$8,201
FINRA registration fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and miscellaneous fees and expenses	$*
Total	$*

* To be included by amendment.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Limitations of liability and indemnification

Our amended and restated bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by the Nevada Revised Statutes (NRS).

If the NRS are amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Our articles of incorporation do not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under the NRS. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we are empowered to enter into indemnification agreements with our directors, officers and employees to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our bylaws, we have entered into indemnification agreements with each of the individuals serving on our board of directors. These agreements provide for the indemnification of our directors to the fullest extent permitted by law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and certain employees pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

ITEM 16.  EXHIBITS

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
4.1*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.2*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any warrant agency agreement with respect to each particular series of warrants issued hereunder
4.4*	Form of any unit agreement with respect to any unit issued hereunder
5.1*	Opinion of Disclosure Law Group, a Professional Corporation
23.1*	Consent of Disclosure Law Group, a Professional Corporation
23.2	Consent of Independent Registered Public Accounting Firm – OUM & Co., LLP, filed herewith
24	Power of Attorney (located on signature page)

*	To be filed, if necessary, by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

ITEM 17.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on September 30, 2019.

VistaGen Therapeutics, Inc..

By:	/s/ Shawn K. Singh
Shawn K. Singh, J.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Shawn K. Singh as attorney-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn K. Singh Shawn K. Singh, JD	Chief Executive Officer, and Director (Principal Executive Officer)	September 30, 2019

/s/ Jerrold D. Dotson Jerrold D. Dotson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2019

/s/ H. Ralph Snodgrass H. Ralph Snodgrass, Ph.D	President, Chief Scientific Officer and Director	September 30, 2019

/s/ Jon S. Saxe Jon S. Saxe	Chairman of the Board of Directors	September 30, 2019

/s/ Brian J. Underdown Brian J. Underdown, Ph. D	Director	September 30, 2019

/s/ Jerry B. Gin, Ph.D Jerry B. Gin, Ph.D.	Director	September 30, 2019

/s/ Ann M. Cunningham Ann M. Cunningham	Director	September 30, 2019